                                                                    EXHIBIT 99.2




               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The unaudited pro forma information set forth below for AT&T gives effect to the merger with TCI (the Merger) and certain merger-related asset transfers from New Liberty Media Group as if they had been completed on January 1, 1998 for income statement purposes and December 31, 1998 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial information. AT&T has accounted for the New Liberty Media Group in the AT&T pro forma financial statements under the equity method of accounting.

         Following the Merger, New Liberty Media Group (Liberty) tracking stock will continue to represent an interest in the same assets and businesses as TCI Liberty Media Group and TCI Ventures Group (Liberty/Ventures Group) tracking stocks did prior to the Merger (after giving effect to the asset transfers). Pursuant to certain agreements, the New Liberty Media Group will be managed separately from the AT&T Common Stock Group. Under Delaware corporate law, the Liberty Board will have virtually all of the New Liberty Media Group's corporate governance powers and the Class B and C directors on the Liberty Board (who were designees of TCI prior to the merger) will constitute a majority of the Liberty Board. AT&T will initially designate one third of the directors and its rights as the sole shareholder of the common stock of the New Liberty Media Group following the Merger will be limited to actions which will require shareholder approval. Those actions are limited to (a) approval of the merger or sale of all or substantially all of the assets of Liberty Media Corporation (b) the liquidation of the Liberty Media Corporation (c) amendment of Liberty Media Corporation's certificate of incorporation, and (d) election of directors. Furthermore, AT&T will not have the ability to remove the then Class B and C directors (or their designees) or have an opportunity to elect a majority of the Liberty Board until 2006, at which time election by AT&T to the Liberty Board of persons other than those designated by the then Class B and C directors will constitute a "Triggering Event" which will result in all of the assets and businesses of the New Liberty Media Group being transferred into an entity controlled by persons other than AT&T unless the "Triggering Event" is waived by Liberty Management LLC. Therefore, management has concluded that AT&T will not have a controlling financial interest (as that term is used in Statement of Financial Accounting Standards No. 94) in the New Liberty Media Group following the Merger, and will account for its equity investment in the New Liberty Media Group under the equity method. In addition, as a tracking stock all of its earnings or losses are excluded from the earnings available to the holders of AT&T common stock. The AT&T common stock represents historical AT&T together with TCI Group, which consists primarily of TCI's domestic cable and telecommunications operations as well as TCI's interest in At Home Corporation (@Home).

         This pro forma financial information should be read in conjunction with the historical financial statements of AT&T and TCI. Historical AT&T financial statements can be found in the Company's annual report on Form 10-K filed March 19, 1999.

TCI historical financial statements can be found on Exhibit 99.1 of this document.

         The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

         The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger and the asset transfers been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the Merger are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto, including the exchange of all the outstanding shares of TCI Group Tracking Stock for an aggregate of approximately 439 million shares of AT&T Common Stock.

         For purposes of preparing the AT&T consolidated financial statements, AT&T will establish a new basis for TCI's assets and liabilities based upon the fair values thereof and the AT&T purchase price, including the costs of the Merger. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. AT&T has undertaken a study to determine the fair value of certain of TCI's assets and liabilities (as so adjusted) and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value not currently identified.

                                      AT&T
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                December 31, 1998
                                  (In Millions)


                                                                      Pro Forma
                                                                       Liberty/         Other          Pro Forma
                                        Historical    Historical       Ventures       Pro Forma          AT&T
                                         AT&T(1)        TCI(1)       Adjustment(2)   Adjustments       with TCI
ASSETS:
Cash and cash equivalents                $ 3,160        $   419        $    --      $ (2,500) (3b)     $  3,505
                                                                                      (7,000) (7)
                                                                                        (250) (3c)
                                                                                         176  (4)
                                                                                       9,500  (6)
Receivables-net                            8,652            593           (154)           --              9,091
Other current assets                       2,306            448           (279)           --              2,475
                                         -------        -------        --------     --------           --------
     Total current assets                 14,118          1,460           (433)          (74)            15,071
Property, plant and
  equipment-net                           26,903          7,153           (157)           --             33,899
Licensing cost-net                         7,948             --             --            --              7,948
Investments                                4,434         17,885         (3,714)        1,559 (3J)        30,998
                                                                                         (64) (4)
                                                                                      14,454 (12)
                                                                                      (3,556)(15)

Franchise costs, goodwill
 and other long-term
 assets-net                                6,147         15,353         (2,284)          700  (3i)       50,182
                                                                                      30,266  (3q,4)

     Total assets                        $59,550        $41,851        $(6,588)     $ 43,285           $138,098
                                         -------        -------        --------     --------           --------
LIABILITIES:
Accounts payable                         $ 6,226           $229        $            $     --           $  6,455
Debt maturing within one year              1,171          1,551           (612)        1,900  (6)         4,010
Other current liabilities                  8,045          1,852           (415)           --              9,482
                                         -------        -------        --------                        --------
     Total current liabilities            15,442          3,632         (1,027)        1,900             19,947
Long-term debt                             5,556         12,501         (1,881)        7,600  (6)        24,870
                                                                                       1,094 (3l)
Deferred income taxes                      5,453          9,749         (3,306)          596 (3p)        11,231
                                                                                      (1,261)(15)
Other long-term
liabilities and deferred credits           7,577          1,819           (227)          561  (3h)        9,745
                                                                                          15  (3o)
                                          ------         ------         -------       ------           --------
     Total liabilities                    34,028         27,701         (6,441)       10,505             65,793
Minority interest                             --          1,460           (130)        1,468  (3m)        2,798
Mandatorily redeemable preferred equity       --          1,500             --           137  (3n)        1,637
Redeemable securities                         --            322            (17)         (300) (3f)            5

Common shares                              1,754          1,511             --        (3,265)(16)            --
Additional Paid in Capital                 15,195          5,987             --      (21,182)(16)            --
Retained earnings                          8,676          1,124             --        (9,800)(16)            --
Other                                       (103)         2,246             --        (2,143)(16)            --
                                         -------        -------        --------     --------           --------
Total shareowners'equity (deficit)                                                   (36,390)
                                                                                      36,390 (16)
                                                                                      14,454 (12)
                                                                                      26,556  (3a)
                                                                                         446  (3d)
                                                                                        (122) (3e)
                                                                                        (564) (3g)
                                                                                      (7,000) (7)
                                                                                     (44,514)(13)
                                                                                     (23,351)(13)
                                                                                      (2,295)(15)
AT&T Equity (pro forma)                                                               44,514 (13)        44,514
New Liberty Media Group
  equity (Tracking stock)                                                             23,351 (13)        23,351
                                                                                    --------           --------
     Total liabilities
        and shareowners'
        equity                           $59,550        $41,851        $(6,588)     $ 43,285           $138,098
                                         =======        =======        ========     ========           ========

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements.

                                      AT&T
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          Year Ended December 31, 1998
                    (In millions, except per share amounts)

                                                              Pro Forma
                                                               Liberty/         Other              Pro Forma
                               Historical     Historical       Ventures       Pro Forma              AT&T
                                 AT&T(1)        TCI(1)      Adjustment(2)   Adjustments            with TCI
REVENUES                        $ 53,223       $  7,351        $ (1,148)       $     --            $ 59,426


Operating expenses:
Access and other
   interconnection                15,328             --              --              --              15,328
Network and other
  communications services         10,250          3,087            (495)             --              12,842
Depreciation and
   amortization                    4,629          1,735            (135)            757 (8)           6,986
Selling, general and
   administrative                 13,015          2,583            (943)             --              14,655
Restructuring and other
   charges                         2,514              5              (5)             --               2,514
                                --------       --------        --------        --------            --------
     Total operating
     expenses                     45,736          7,410          (1,578)            757              52,325
                                --------       --------        --------        --------            --------

Operating income (loss)            7,487            (59)            430            (757)              7,101

Other income (expense)-
   net                             1,247          4,658          (1,005)            (78) (8)          1,881
                                                                                   (401)(12)
                                                                                 (2,540)(15)
Interest expense                     427          1,061            (103)            616  (9)          2,001
                                --------       --------        --------        --------            --------
Income (loss) from
   continuing operations
   before taxes                    8,307          3,538            (472)         (4,392)              6,981
Provision (benefit) for
   income taxes                    3,072          1,595            (472)           (948)(15)          2,982
                                                                                   (265)(10)
                                --------       --------        --------        --------            --------
Income (loss) from
   continuing operations           5,235          1,943              --          (3,179)              3,999
Dividend requirements on
   preferred stocks                   --            (24)             --              14 (11)            (10)
                                --------       --------        --------        --------            --------
Income (loss) from
   continuing operations
   attributable to common
   shareowners                  $  5,235       $  1,919        $     --        $ (3,165)           $  3,989
                                --------       --------        --------        --------            --------


AT&T EPS Calculation:
Income from continuing
   operations attributable
   to AT&T common shareowners   $  5,235                                                           $   3,764
Weighted average shares
   Outstanding (basic)             1,784                                                               2,093
Basic EPS                       $   2.93                                                           $    1.80

Income from continuing
   operations attributable
   to AT&T common shareowners   $  5,235                                                           $   3,778
Weighted average shares
   outstanding (diluted)           1,800                                                               2,174
Diluted EPS                     $   2.91                                                           $    1.74


New Liberty Media Group
Basic EPS                                                                                          $    0.38
Diluted EPS                                                                                        $    0.38

     See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements.

Notes to Unaudited AT&T Pro Forma Financial Statements (In millions, except per share amounts)

1. These columns represent historical results of operations and financial position.

2. These columns represent deconsolidation to the equity method of accounting of the historical results of operations and financial position for the interests represented by the shares of New Liberty Media Group Tracking Stock to be issued in the Merger. AT&T has accounted for the New Liberty Media Group under the equity method because it does not possess a "controlling financial interest" in the New Liberty Media Group. Such deconsolidated interests exclude those interests to be included in the asset transfers. These columns also reflect adjustments to intergroup eliminations as a result of the asset transfer. In addition, the Liberty/Ventures Group and the TCI Group will exchange certain other assets. These other asset exchanges are immaterial and are not reflected in these unaudited pro forma financial statements. New Liberty Media Group Tracking Stock reflects the separate performance of the businesses and assets to be attributed to the New Liberty Media Group subsequent to the Merger.

3. This adjustment reflects the acquisition of the TCI Group and the asset transfers by AT&T and the excess consideration over net assets acquired (goodwill).

              Shares of TCI Group Series A Tracking Stock
                 to be exchanged                                                 495
              AT&T exchange ratio per share                                   0.7757
                                                                            --------
              Equivalent AT&T shares                                             384
              AT&T share price based on the average closing price
                 three days before and after the Merger was
                 agreed to and announced                                    $  60.51
              Subtotal                                                      $ 23,229
              Shares of TCI Group Series B Tracking Stock
                 to be exchanged                                                  64
              AT&T exchange ratio per share                                   0.8533
                                                                            --------
              Equivalent AT&T shares                                              55
              AT&T share price based on the average closing price
                 three days before and after the Merger was
                 agreed to and announced                                    $  60.51
              Subtotal                                                      $  3,327

              a. Total consideration for the TCI Group equity               $ 26,556
              b. Cash consideration for @Home, NDTC and WTCI                   2,500
              c. Merger costs (estimated)                                        250
                                                                            --------

              Total Consideration                                           $ 29,306
              d. Historical net book value of the TCI Group                      446
              e. Historical net book value of @Home, NDTC, WTCI                 (122)
              Fair Value adjustments relating to:
              f. Redeemable securities of TCI Group converted                   (300)
              g. In-process research and development                            (564)
              h. Tax benefit payable to New Liberty Media Group
                 (see Note 5)                                                    561
              i. Advances to New Liberty Media Group (see Note 14)              (700)
              j. Investment in Cablevision Systems Corporation                (1,559)
              k. Warrants (see Note 4)                                          (112)
              l. Convertible notes                                             1,094
              m. Preferred stock issued by subsidiaries                        1,468
              n. Trust preferred stock                                           137
              o. Employee Stock Options                                           15
              p. Deferred tax impacts                                            596
                                                                            --------
              q. Preliminary goodwill                                       $ 30,266
                                                                            --------

The total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of the TCI Group and the asset transfers upon the completion of third-party appraisals. Preliminarily, consideration has been allocated to the TCI Group investment in Cablevision Systems Corporation and certain debt and publicly traded preferred securities of the TCI Group that may ultimately be converted into shares of AT&T although such conversion is not forced by the terms of the Merger. The fair values of the investment in Cablevision and the publicly traded preferred securities were based on quoted market prices. Debt and other preferred securities were valued assuming the instruments converted into shares of AT&T at December 31, 1998. The purchase accounting allocation may also include certain in-process research and development projects and other intangible assets, such as franchise agreements that would be amortized over 40 years (see Note 8). Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to property, plant and equipment or other tangible or intangible assets would have the effect of decreasing pro forma net income by $46 annually ($0.02 per diluted share for the year ended December 31, 1998).

In-process research and development, (which had not reached technological feasibility by the close of the Merger) and which will have no alternative future use, includes: certain research and development projects that are or will be underway, as of the close of the Merger, at TCI Group. Projects that may be characterized as in-process research and development have been identified at TCI Communications, Inc., NDTC and @Home. TCI Communications is involved in efforts to increase the depth of optical fiber in its network, integrate the use of open standards modems, and implement voice over Internet protocol. NDTC is involved in software development for advanced set-top devices, as well as for the transmission of data signals. @Home has research and development efforts underway including efforts to introduce premium services, support the development and deployment of self-installable modems, enhance cashing and replication techniques to improve network performance and efficiency, enhance @Home's advanced network management capabilities, and build a next generation network-based service provisioning and customer care platform. If, due to the uncertainties surrounding the successful completion of the acquired in-process research and development, AT&T is unable to establish technological feasibility and produce a commercially viable product/service, then anticipated incremental future cash flows attributable to expected profits from such new products/services may not be realized. Although there are significant technological issues to overcome in order to successfully complete the acquired in-process research and development, including integrating more advanced network software, integrating advanced set-top device software and introducing new and advanced services over the existing networks, AT&T expects to successfully complete the in-process research and development acquired from TCI. A preliminary estimate of in-process research and development of approximately $564 was used in these pro forma financial statements.

4. Reflects warrants currently attributed to the TCI Group to be transferred to the Liberty/Ventures Group in exchange for up to $176 in cash.
     TCI's carrying value for the warrants is approximately $64.

5. Gives effect to the transfer from the TCI Group to the New Liberty Media Group of the benefit of all of the net operating loss carryforwards available to the entities included in TCI's consolidated income tax return as of the date of the Merger. Under the terms of a Tax Sharing Agreement, the associated federal tax benefits of all premerger TCI Group net operating loss carryforwards are allocated exclusively to the New Liberty Media Group. Accordingly, the TCI Group has recorded an intercompany payable to the New Liberty Media Group that results in an increase in goodwill.

6. Reflects additional borrowing of $9.5 billion to fund TCI Group's payment to the New Liberty Media Group in connection with the asset transfers (see Notes 3 and 7) and $4 billion of AT&T Common Stock to be repurchased by AT&T under a Board approved share repurchase program. (The share repurchase program was completed in March 1999.) A borrowing mix of 20% short term and 80% long term is assumed.

7. This entry represents consideration paid for the purchase of $3 billion of AT&T Common Stock currently owned by the TCI Ventures Group as a result of the Teleport Merger which was completed in July 1998 and the $4 billion of shares repurchased (see Note 6).

8. This entry represents the amortization of goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of the TCI Group and the assets acquired by AT&T in the asset transfers (see Note 3). We have assumed the amount of the excess consideration allocated to goodwill and franchise agreements pending completion of third-party appraisals to be amortized over 40 years. The amortization period of intangible assets, including goodwill, of 40 years is based upon the expected useful life of the franchise agreements and value related to the access to homes passed. The factors considered in determining the appropriate amortization period included legal and regulatory issues, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. An allocation to customer lists and other intangibles with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in Note 3, amounts allocated to property, plant and equipment, investments and identifiable intangible assets may be amortized over shorter periods resulting in a lower net income. An assessment of the useful lives attributable to those assets is not complete. Any amount allocated to goodwill will also be impacted by an in-process research and development charge also discussed in Note 3. Consideration allocated to the TCI Group investment in Cablevision has been amortized over a period of 20 years.

9. These entries represent the recognition of incremental interest expense on the additional borrowings (see Note 6). Interest expense was calculated using an interest rate of 6.48% based on a credit rating agency profile indicative of the industry in which the TCI Group operates. An increase of 25 basis points in the assumed interest rates would result in additional interest expense of approximately $24 annually.

10. These adjustments represent the statutory tax effect of the pro forma adjustments.

11. Gives effect to the elimination of dividend requirements on certain TCI Group Preferred Stock to be converted at the time of the Merger.

12.  Represents purchase accounting adjustments for New Liberty Media Group.

13. Represents the issuance of New Liberty Media Group Tracking Stock and AT&T Common Stock.

14.  Represents the intercompany receivable from the New Liberty Media Group.

15. Represents the elimination of the Liberty/Ventures Group's investments in AT&T and certain nonrecurring gains with respect to the Liberty/Ventures Group's investments in @Home and Teleport.

16. To close out the components of equity to total equity for allocation of pro forma equity between AT&T and the New Liberty Media Group.

17. On January 8, 1999, AT&T announced that it intended to effect a three-for-two stock split of its common shares. On March 17, 1999, the Board of Directors approved the stock split and AT&T announced that the record date for eligible shareowners would be March 31, 1999 and the payment date will be April 15, 1999.

     The outstanding common shares and earnings per share amounts in the pro forma income statement are on a pre-split basis. Pro forma basic and diluted earnings from continuing operations per AT&T common share, adjusted to reflect the stock split would be $1.20 and $1.16 for the year ended December 31, 1998.